Exhibit 99.1

Contact: Peter W. Keegan Senior Vice President (212) 521-2950 Candace Leeds V.P. of Public Affairs (212) 521-2416 Joshua E. Kahn Investor Relations (212) 521-2788

FOR IMMEDIATE RELEASE

LOEWS CORPORATION ANNOUNCES REDEMPTION OF 3-1/8%
EXCHANGEABLE SUBORDINATED NOTES DUE 2007

NEW YORK, March 22, 2005 - Loews Corporation (NYSE:LTR) announced today that on April 21, 2005 it will redeem all of its outstanding $1.15 billion principal amount 3-1/8% Exchangeable Subordinated Notes due 2007 (CUSIP Number 540424 AL 2) at a redemption price of 100.9375% of the principal amount, plus interest accrued to that date. On that date, the redemption price will become payable to the holders of the 3-1/8% Notes and the 3-1/8% Notes will cease accruing interest.

The 3-1/8% Notes are exchangeable into shares of Common Stock of Diamond Offshore Drilling, Inc. (NYSE:DO) at an exchange rate of 15.3757 shares per $1,000 principal amount of 3-1/8% Notes (equivalent to an exchange price of $65.04 per share, without taking into account the redemption premium or any accrued interest). The right to exchange will expire at the close of business on April 21, 2005.

The Indenture which governs the 3-1/8% Notes provides that the Company may make a cash settlement in respect of any 3-1/8% Note surrendered for exchange by notifying the tendering noteholder of its intention to do so not more than five trading days after such 3-1/8% Note is surrendered for exchange. Any such cash settlement will be in an amount, for each $1,000 principal amount of 3-1/8% Notes delivered for exchange, equal to the greater of: (A) $1,000; and (B) the product of (i) the exchange rate described above and (ii) the average closing price of Diamond Offshore Common Stock on the New York Stock Exchange over the five trading days commencing two trading days after the Company delivers the above notice to the tendering noteholder, all as provided in the Indenture.

The Company stated that it plans to fund the redemption price from its working capital, although it may determine to offer and sell new debt securities before or after the redemption is effected to fund a portion of the redemption price.

JPMorgan Chase Bank, N.A., the Indenture Trustee, is the Paying Agent for payment of the redemption price and the Exchange Agent for exchange of 3-1/8% Notes. 3-1/8% Notes may be presented to JPMorgan Chase Bank, N.A., as Paying Agent or Exchange Agent, at any of the following addresses:

If by Mail, to:	If in Person, to:	If by Courier Service, to:
JPMorgan Chase Bank, N.A.	JPMorgan Chase Bank, N.A.	JPMorgan Chase Bank, N.A.
Corporate Trust Services	GIS Unit Trust Window	Corporate Trust Services
Post Office Box 2320	4 New York Plaza, 1st Floor	2001 Bryan Street, 9th Floor
Dallas, Texas 75221-2320	New York, New York 10004	Dallas, Texas 75201

Copies of the Notice of Redemption may be obtained from JPMorgan Chase Bank, N.A., Corporate Trust Services, 2001 Bryan Street, 9th Floor, Dallas, Texas 75201, telephone number 800.275.2048.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws relating to expectations, plans or prospects for the Company, including those relating to whether or not the Company will complete the redemption of its 3-1/8% Exchangeable Subordinated Notes due 2007, whether the Company will offer debt securities to fund the redemption and, if so, whether such an offering will be consummated and the anticipated terms of the securities sold in any such offering. These statements are based upon the current expectations and beliefs of the Company's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include market conditions and other factors beyond the Company's control and the risk factors and other cautionary statements discussed in the Company's Form 10-K for the year ended December 31, 2004 and other filings with the U.S. Securities and Exchange Commission.

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